Exhibit 99.1
Terra Announces Agreement to Purchase
Canadian Nitrogen Production Assets
Furthers Execution of Pure-Play Nitrogen Strategy
SIOUX CITY, IOWA (October 19, 2009)—Terra Industries Inc. (“Terra”) (NYSE: TRA) announced today that it has signed an agreement to purchase a 50% interest in Agrium Inc.’s (“Agrium”) (TSX and NYSE: AGU) Carseland, Alberta, Canada nitrogen production assets and certain U.S. assets for a purchase price of approximately US$250 million. The Carseland facility has the capacity to produce approximately 590,000 short tons of gross ammonia and approximately 750,000 short tons of granular urea per year.
The purchase would provide Terra with important financial and strategic benefits, including greater exposure to cost-advantaged natural gas, a more diverse geographic footprint in North America, and ownership in a facility that enables the manufacturing of upgraded ammonia-based products, consistent with Terra’s long-term strategy.
On an as adjusted operating basis for the twelve-month period ending June 30, 2009, Terra estimates gross revenues for 50% ownership of the Carseland facility would have been approximately $125 million, operating income would have been approximately $33 million, and depreciation and amortization would have been approximately $16 million. The foregoing estimates were derived by Terra’s management by applying certain adjustments and assumptions to underlying financial data provided to Terra by Agrium. These include adjustments to annual and quarterly data to derive data for the twelve-month period ended June 30, 2009 and adjustments regarding anticipated cost allocations. Terra cannot make any assurances, however, that these assumptions and adjustments accurately reflect actual historical operating results or will be indicative of future performance. Terra also cannot make any assurances that the underlying data provided by Agrium is accurate and will not change.
“We are pleased with this opportunity to expand our portfolio of quality nitrogen fertilizer manufacturing assets,” said Michael Bennett, Terra President and Chief Executive Officer. “The Carseland, Alberta facility has a prime inland location and is designed to upgrade much of its ammonia to the value-added product urea.
“Four of Terra’s seven North American ammonia plants are currently supplied with natural gas in regions that are cost-advantaged to Henry Hub prices. This addition of nitrogen production capacity in western Canada would bring to Terra another North American gas source that has a long history of selling at a discount to key U.S. trading hubs.”

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009
Bennett continued, “This transaction is consistent with Terra’s pure-play nitrogen strategy, which distinguishes Terra from its competitors. The transaction would be immediately accretive to Terra shareholders and we believe it is a solid opportunity to create shareholder value.”
The closing of the acquisition is subject to certain closing conditions and contingencies, including Terra’s raising of $600 million of debt capital and completion by Agrium of its proposed acquisition of CF Industries Holdings, Inc. (NYSE: CF).
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009
Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about the completion of the Carseland acquisition and the benefits to Terra from such acquisition are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the risk that the closing of the Carseland acquisition, which is conditioned on the completion of Agrium’s unsolicited bid for CF, may not occur,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA